                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant                     [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission Only
[X]  Definitive Proxy Statement                     (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   SEEC, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

----------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

----------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

----------------------------------------------------------------------------
     (5) Total fee paid:

----------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials:

----------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement no.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                               [SEEC LETTERHEAD]

                                                                    July 1, 1998

Dear Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of SEEC, Inc. to be held on Thursday, August 6, 1998, at 10:00 A.M., at The Pittsburgh Airport Marriott, 100 Aten Road, in Coraopolis, Pennsylvania.

     The Annual Meeting will begin with a report on Company operations, followed by discussion and voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement.

     Please read the accompanying Notice of Annual Meeting and Proxy Statement carefully. Whether or not you plan to attend, you can ensure that your shares are represented and voted at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

     We look forward to seeing you on August 6, 1998.

                                        Sincerely,

                                        /s/RAVINDRA KOKA
                                        ----------------
                                        Ravindra Koka
                                        President and
                                        Chief Executive Officer

                                   SEEC, INC.
                   PARK WEST ONE, SUITE 200, CLIFF MINE ROAD
                         PITTSBURGH, PENNSYLVANIA 15275

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON THURSDAY, AUGUST 6, 1998

                            ------------------------

     The Annual Meeting of Shareholders (the "Annual Meeting") of SEEC, Inc., a Pennsylvania corporation (the "Company"), will be held on Thursday, August 6, 1998, at 10:00 A.M., local time, at The Pittsburgh Airport Marriott, 100 Aten Road, Coraopolis, Pennsylvania, for the following purposes:

          1. To elect two Class II directors to serve for a term of three years and until their respective successors are duly elected and qualified;

          2. To approve the adoption of the SEEC, Inc. 1998 Employee Stock Purchase Plan.

          3. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponement thereof.

     The Board of Directors has fixed the close of business on June 15, 1998 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

     A complete list of the shareholders entitled to vote at the Annual Meeting will be available at the annual meeting for examination by any shareholder, for any purpose germane to the Annual Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THE RETURN OF THE ENCLOSED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO REVOKE YOUR PROXY OR TO VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

                                          By order of the Board of Directors,

                                          JOHN D. GODFREY
                                          Vice President and Secretary

Pittsburgh, Pennsylvania
July 1, 1998

               YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES
                         YOU OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE IT, SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                                   SEEC, INC.

                   PARK WEST ONE, SUITE 200, CLIFF MINE ROAD
                         PITTSBURGH, PENNSYLVANIA 15275

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of SEEC, Inc., a Pennsylvania corporation (the "Company" or "SEEC"), for use at the Company's 1998 Annual Meeting of Shareholders, together with any and all adjournments and postponements thereof (the "Annual Meeting"), to be held on Thursday, August 6, 1998, at 10:00 a.m., local time, at The Pittsburgh Airport Marriott, 100 Aten Road, Coraopolis, Pennsylvania 15108, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Notice"). This Proxy Statement, together with the accompanying Notice and the enclosed proxy card, is first being sent to shareholders on or about July 1, 1998.

RECORD DATE; VOTING SECURITIES; VOTING AND PROXIES

     The Board has fixed the close of business on June 15, 1998 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 6,076,546 shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Abstentions may be specified as to all proposals to be brought before the Annual Meeting other than the election of directors.

     Shares can be voted at the Annual Meeting only if the shareholder is present in person or is represented by proxy. If the enclosed proxy card is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board. Brokers, banks, and other nominee holders will be requested to obtain voting instructions of beneficial owners of shares registered in their names, and shares represented by a duly completed proxy submitted by such a nominee holder on behalf of a beneficial owner will be voted to the extent instructed by the nominee holder on the proxy card. Rules applicable to nominee holders may preclude them from voting shares held by them in nominee capacity on certain kinds of proposals unless they receive voting instructions from the beneficial owners of the shares (the failure to vote in such circumstances is referred to as a "broker non-vote").

     The Board knows of no matters which are to be brought before the Annual Meeting other than those set forth in the accompanying Notice. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     Any shareholder may revoke his or her proxy at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.

     The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees of the Company may solicit proxies personally or by telephone.

QUORUM; VOTES REQUIRED

     The presence at the Annual Meeting, in person or by proxy, of shares of Common Stock representing at least a majority of the total number of shares of Common Stock entitled to vote on the Record Date will constitute a quorum for purposes of the Annual Meeting. Shares represented by duly completed proxies submitted by nominee holders on behalf of beneficial owners will be counted as present for purposes of determining the existence of a quorum (even if some such proxies reflect broker non-votes). In addition, abstentions will be counted as present for purposes of determining the existence of a quorum.

     Under applicable Pennsylvania law, directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Accordingly, and in accordance with the Company's Amended and Restated By-Laws, the two nominees for election as directors who receive the highest number of votes actually cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the election of directors.

                             ELECTION OF DIRECTORS

     The Amended and Restated By-Laws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by resolution of the Board. The articles of incorporation do not permit cumulative voting in the election of directors. The Board is currently comprised of seven persons.

     The members of the Board are divided into three classes, designated Class I, Class II, and Class III. Each class is to consist, as nearly as may be possible, of one-third of the total number of members of the Board. The term of the Class II directors expires at the Annual Meeting. The terms of the Class III and Class I directors will expire at the 1999 and 2000 Annual Meetings of Shareholders, respectively. At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Shareholders after their election and until their successors are duly elected and qualified. A director of any class who is elected to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he is elected and a director who is elected to fill a vacancy arising in any other manner holds office for the remaining term of his predecessor.

     The two incumbent Class II directors are nominees for election this year for a three-year term expiring at the 2001 Annual Meeting of Shareholders. In the election, the two persons who receive the highest number of votes actually cast are elected. The proxies named in the proxy card intend to vote for the election of the two Class II nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card, in which event the shares will be voted for the other listed nominees. If any nominee becomes unable to serve, the proxies may vote for another person designated by the Board or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.

     Set forth below is certain information with regard to the two nominees for election as Class II directors and each continuing Class III and Class I director.

                  NOMINEES FOR ELECTION AS CLASS II DIRECTORS

            NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
            ------------                          --------------------------------------
Radha R. Basu........................  Radha R. Basu has been a director of SEEC since August 1996.
Age 47                                 Ms. Basu is the general manager of Hewlett Packard Company's
                                       Enterprise Solutions Organization, a position she has held since November 1996. Ms. Basu has held various positions
                                       since joining Hewlett Packard in 1978, including general
                                       manager of International Software Operations from 1990 to
                                       1996, and operations manager for India Software Operations, where she was responsible for starting up Hewlett Packard
                                       Company's operations in India.

John D. Godfrey......................  John D. Godfrey has been Vice President, Professional
Age 49                                 Services, and Secretary of SEEC since May 1989, and was
                                       elected a director of SEEC in March 1996. Prior to joining the Company, Mr. Godfrey served in various management
                                       positions at Cimflex Teknowledge Corp., a software
                                       development company, from November 1985 to May 1989, was
                                       director of engineering for American Auto-Matrix, Inc., a
                                       manufacturer of general purpose micro-processor-based
                                       network systems for control of building environments, from
                                       March 1984 to August 1985 and director of engineering for
                                       PERQ Systems Corp., a manufacturer of computer engineering workstations, from March 1983 to March 1984, and served as manager of graphic information systems for Mellon Bank, N.A.
                                       from September 1976 to November 1981.

                  DIRECTORS CONTINUING AS CLASS III DIRECTORS

            NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
            ------------                          --------------------------------------
Ravindra Koka........................  Ravindra Koka is a co-founder of SEEC and has been President
Age 47                                 and Chief Executive Officer and a director of SEEC since its inception in 1988. Mr. Koka is a founding shareholder and
                                       director of ERA Software Systems Private Limited ("ERA"), a software consulting firm based in India and a shareholder in
                                       SEEC, and a founding shareholder and director of ACS
                                       Technologies Limited, an Indian company engaged in providing computer hardware maintenance and service. Prior to founding
                                       SEEC, Mr. Koka was a program analyst with System Development
                                       Corp., a software development company, a senior systems
                                       analyst and mainframe application developer for Roan
                                       Consolidated Mines, Ltd., a copper mining company, and a
                                       visiting scientist and Adjunct Associate Professor at
                                       Carnegie Mellon University's Department of Computer Science.

            NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
            ------------                          --------------------------------------
Raj Reddy, Ph.D......................  Raj Reddy is a co-founder of SEEC and has served as a
Age 60                                 director since SEEC's inception in 1988. He serves as a
                                       consultant in a scientific or engineering capacity from time to time on projects for SEEC, and has served as Chairman of the Board since February 1988. Dr. Reddy is Dean of the
                                       School of Computer Science and the Herbert A. Simon
                                       University Professor of Computer Science and Robotics at
                                       Carnegie Mellon University. He joined Carnegie Mellon's
                                       Department of Computer Science in September 1969 and served as Director of the Robotics Institute from September 1979 to
                                       September 1992. Dr. Reddy is Chairman of the Board of
                                       Directors of Carnegie Group, Inc., a custom software
                                       development and systems integration services company, a
                                       member of the Board of Directors of Telxon Corporation, a
                                       systems integration services company that provides
                                       tele-transaction computers and radio frequency data
                                       collection systems, and a member of the Technical Advisory
                                       Board of Microsoft Corporation. In February 1997, Dr. Reddy
                                       was appointed by President Clinton to membership on the
                                       Presidential Advisory Committee on High-Performance
                                       Computing and Communications, Information Technology, and
                                       the Next Generation Internet.

                   DIRECTORS CONTINUING AS CLASS I DIRECTORS

            NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
            ------------                          --------------------------------------
Abraham Ostrovsky....................  Abraham Ostrovsky has been a director of SEEC since January
Age 55                                 1997. Mr. Ostrovsky serves on the Boards of Indigo NV
                                       ("Indigo") and NetManage. He served on the Board of Andyne
                                       Computing until its aquisition by Hummingbird. Since 1995,
                                       Mr. Ostrovsky has also been Chairman of JetForm Corporation
                                       ("Jetform"), a provider of forms-based workflow automation software. He joined JetForm in 1991 as Chief Operating
                                       Officer and was Chief Executive Officer from 1991 to 1995.
                                       Prior to joining JetForm, Mr. Ostrovsky was concurrently the
                                       Senior Vice President of Erskine House PLC, an office
                                       equipment dealership, and the Chairman of Savin Florida, a subsidiary of Erskine House, from 1988 to 1990.

Stanley A. Young.....................  Stanley A. Young has been a director of SEEC since it was
Age 71                                 founded in 1988. Mr. Young has been active as a consultant and venture capital investor for the past five years and is
                                       Chairman, President and Chief Executive Officer of Young
                                       Management Group, Inc., a management and financial
                                       consulting firm. Mr. Young is a director of JetForm, Andyne
                                       Computing, Ltd., a software development company, and
                                       Compressent, Inc. ("Compressent"), a developer of color fax software. Mr. Young was formerly a director and seed
                                       investor in Parametric Technology Corporation.

Glen F. Chatfield....................  Mr. Chatfield was elected to the Board of Directors in April
Age 56                                 1998. Mr. Chatfield was President of Chatfield Enterprises
                                       from April 1990 to November 1992, and has been President of
                                       Optimum Power Technology, Inc. since December 1992, Chairman of Emprise Technologies, Inc. since December 1992, and
                                       General Partner of CEO Venture Fund since January 1986. He was a founder of Duquesne Systems, Inc. a predecessor of
                                       LEGENT Corporation, which was acquired by Computer
                                       Associates International, Inc.

BOARD OF DIRECTORS AND COMMITTEES

     The Board met six times during the fiscal year ended March 31, 1998. The Board has an Audit Committee and a Compensation Committee to assist in the management of the affairs of the Company.

     The Board does not have a standing Nominating Committee. The Board will consider nominees recommended by shareholders provided that shareholders submit the names of nominees in writing to the Secretary of the Company together with a statement of the nominee's qualifications. Such information should be received no later than 120 days in advance of the annual meeting with respect to nominations.

     The Audit Committee is responsible, to the extent provided in the authorizing Board resolutions, for making an annual recommendation, based on a review of qualifications, to the Board for the appointment of independent public accountants to audit the financial statements of SEEC and to perform other duties as directed by the Board. The Audit Committee is also responsible for reviewing and making recommendations to the Board with respect to (i) the scope of audits conducted by SEEC's independent public accountants and (ii) the accounting methods and the system of internal control used by SEEC. In addition, the Audit Committee will review reports from SEEC's independent public accountants concerning compliance by management with governmental laws and regulations and with SEEC's policies relating to ethics, conflicts of interest and disbursements of funds. The members of the Audit Committee are Mr. Ostrovsky and Mr. Young. The Audit Committee met once during fiscal 1998.

     The Compensation Committee is responsible for administering the Stock Option Plans (defined below), to the extent provided in the authorizing Board resolutions for such plans, and for reviewing and making recommendations to the Board with respect to the salaries, bonuses and other compensation of executive officers, including the terms and conditions of their employment, and other compensation matters. The members of the Compensation Committee are Dr. Reddy and Ms. Basu. The Compensation Committee met twice during fiscal 1998.

     No director attended fewer than 75% of the total number of meetings of the Board and of all committees on which the director serves during the fiscal year ended March 31, 1998.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

     The following table sets forth certain information regarding the executive officers of the Company.

                NAME                   AGE                          POSITION
                ----                   ---                          --------
Ravindra Koka........................        President, Chief Executive Officer, Treasurer and
                                       47    Director
John D. Godfrey......................        Vice President--Professional Services, Secretary and
                                       49    Director
Richard J. Goldbach..................  42    Treasurer and Chief Financial Officer
Allen D. Gart........................  57    Vice President--International Sales

     Additional information regarding Messrs. Koka and Godfrey is set forth above under "Election of Directors."

     Richard J. Goldbach joined SEEC in October 1996 as Chief Financial Officer. In August 1997, Mr. Goldbach assumed the role of Treasurer of the Company. Mr. Goldbach had previously served as Finance Director for ADVO, Inc., a direct mail marketing company, from May 1991 to September 1996, and as Chief Financial Officer and Treasurer of Scribe Systems, Inc., a computer software publishing company, from January 1986 to December 1990. Prior to that time, Mr. Goldbach was a senior manager in the audit department of Arthur Andersen LLP. He is a certified public accountant.

     Allen D. Gart joined SEEC in January 1997 as Vice President--Americas Sales, and was named Vice-President International Sales effective April 1, 1998. Prior to joining SEEC, Mr. Gart served in a number of senior sales management positions with computer software and hardware companies. Most recently, Mr. Gart served as Vice President for Essence Systems, Inc., from January 1996 through December 1996. Prior to that, Mr. Gart was Director of National Accounts for Legent Corporation from January 1993 to December 1995.

Mr. Gart served as Vice President--North American Sales for Resumix (Ceridian Corporation) from April 1991 to December 1993 and Senior Vice President for Computer Associates (Cullinet) from November 1982 through March 1991. Mr. Gart has also served in various sales management positions with IBM and AMDAHL Corporation.

                             EXECUTIVE COMPENSATION
COMPENSATION SUMMARY

     The following table sets forth information regarding compensation of the executive officers for the fiscal year ended March 31, 1998. Excluding Ravindra Koka, the Company's President and Chief Executive Officer, none of the other executive officers received total compensation in excess of $100,000 for the fiscal years ended March 31, 1997 or 1996. Messrs. Goldbach and Gart joined the company during the fiscal year ended March 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                   ANNUAL COMPENSATION                   AWARDS
                                       --------------------------------------------   ------------
                                                                                       SECURITIES
                                                                                       UNDERLYING
                                       FISCAL    ANNUAL    INCENTIVE      OTHER          STOCK
   NAME AND PRINCIPAL POSITION(S)       YEAR     SALARY      BONUS     COMPENSATION     OPTIONS
   ------------------------------       ----     ------      -----     ------------     -------
Ravindra Koka........................   1998    $180,000   $139,605           --         25,000
President and                           1997     100,409         --           --             --
Chief Executive Officer                 1996      86,980         --           --             --

John D. Godfrey......................   1998    $136,000   $ 84,412           --         10,000
Vice President--                        1997      90,080         --           --             --
Professional Services,                  1996      78,283         --           --             --
Secretary and Director

Richard J. Goldbach..................   1998    $110,500   $ 95,184           --         10,000
Treasurer and                           1997      46,811         --           --             --
Chief Financial Officer                 1996          --         --           --             --

Allen D. Gart........................   1998    $100,000   $ 40,000      $99,752(1)      15,000
Vice President--                        1997      30,369     10,000       19,519(1)      15,000
International Sales                     1996          --         --           --             --

---------------

(1) Amount represents sales commissions.

STOCK OPTIONS

     The Company currently maintains two stock option plans under which stock option awards may be made to eligible employees of the company: the 1994 Stock Option Plan and the 1997 Stock Option Plan (collectively "the Stock Option Plans"). The number of shares authorized to be issued under the Plans may be adjusted to prevent dilution or enlargement of rights in the event of any stock dividend, reorganization, reclassification, recapitalization, stock split, combination, merger, consolidation or other relevant capitalization change. As of March 31, 1998, the numbers of options granted and outstanding under the 1994 Stock Option Plan and the 1997 Stock Option Plan were 222,064 and 121,750, respectively.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                INDIVIDUAL GRANTS
                                 -------------------------------------------------------------------------------
                                                                                                  POTENTIAL
                                                                                             REALIZABLE VALUE OF
                                                                                               ASSUMED ANNUAL
                                 NUMBER OF    PERCENTAGE OF                                    RATES OF STOCK
                                 SECURITIES   TOTAL OPTIONS                                  PRICE APPRECIATION
                                 UNDERLYING     GRANTED TO                                   FOR OPTION TERM(C)
                                  OPTIONS      EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   -------------------
             NAME                 GRANTED      FISCAL YEAR       PER SHARE         DATE         5%        10%
-------------------------------  ----------   --------------   --------------   ----------   --------   --------
Ravindra Koka..................    25,000(a)      10.85%           $16.25         3/3/08     $255,488   $647,458
John D. Godfrey................    10,000(a)       4.34%           $16.25         3/3/08     $102,195   $258,983
Richard J. Goldbach............    10,000(a)       4.34%           $16.25         3/3/08     $102,195   $258,983
Allen D. Gart..................    15,000(a)       6.51%           $16.25         3/3/08     $153,293   $388,475
                                   15,000(b)       6.51%           $ 8.25         4/2/07     $ 77,826   $197,226

---------------

(a) Options granted in 1998 are exercisable starting January 1, 1999, with 25% of the shares becoming exercisable at that time. An additional 25% of the option shares become exercisable on each successive January 1st, with all option shares exercisable on January 1, 2002, with a maximum term of ten years.

(b) Options are exercisable starting January 3, 1999, with 50% of the shares becoming exercisable at that time. All options are exercisable on January 3, 2000, with a maximum term of ten years.

(c) Amounts assume that options will be held to the maximum term before expiration. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% or 10% annual rates of compounded stock price appreciation or at any other defined level and that no exercises occur before the holding period. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

     The following table sets forth certain information with respect to the value of options held by the executive officers of the Company on March 31, 1998. Messrs. Koka, Godfrey, Goldbach and Gart did not exercise any options to purchase common stock during the fiscal year ended March 31, 1998.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                            NUMBER OF UNEXERCISED                VALUE OF UNEXERCISED
                                               OPTIONS HELD AT                 IN-THE-MONEY OPTIONS AT
                                               FISCAL YEAR-END                   FISCAL YEAR-END (1)
                                         ----------------------------        ----------------------------
                 NAME                    EXERCISABLE    UNEXERCISABLE        EXERCISABLE    UNEXERCISABLE
                 ----                    -----------    -------------        -----------    -------------
Ravindra Koka..........................     5,431          25,000             $ 70,657        $     --
John D. Godfrey........................     4,888          10,000             $ 63,837        $     --
Richard J. Goldbach....................    13,578          28,104             $134,151        $178,868
Allen D. Gart..........................    15,000          60,000             $142,500        $363,750

---------------

(1) Represents the difference between the closing price of $13.50 per share of Common Stock as reported on the Nasdaq Stock Market on March 31, 1998 and the exercise price of the options, multiplied by the number of shares of Common Stock issuable upon exercise of the options.

EMPLOYMENT AGREEMENTS

     Effective October 1, 1996, SEEC entered into a two-year employment agreement with Ravindra Koka pursuant to which he agreed to serve as SEEC's President and Chief Executive Officer. The agreement renews automatically at the end of the initial two year term and each renewal term for a one year period unless either party gives thirty days notice of intent not to renew. The agreement is terminable by SEEC immediately for cause. The agreement prohibits Mr. Koka from directly or indirectly selling products that compete with SEEC's products for two years following termination under specified circumstances of his employment with SEEC, and from improperly disclosing or using SEEC's proprietary information. Mr. Koka's employment agreement also includes the provisions relating to severance described below. SEEC has also entered into employment agreements with Messrs. Godfrey, Goldbach, and Gart.

     The employment agreements with each of Messrs. Koka, Godfrey, and Goldbach provide that if, on or after the date of a "Change in Control" (as defined below), SEEC, for any reason, terminates the employee's employment or the employee resigns "for good reason" (as defined below), then SEEC shall pay to the employee within five days following the date of termination or date of resignation: (i) the employee's salary and benefits through the termination date or resignation date, both as in effect on the date prior to the date of the Change in Control, and (ii) the amount of any bonus payable to the employee for the year in which the Change in Control occurred, pro-rated to take into account the number of days that have elapsed in such year prior to the termination date or resignation date. In addition, during a specified period following the termination or resignation date, SEEC shall continue to pay to the employee his annual salary, as in effect on the day prior to the date of the Change in Control on the dates when such salary would have been payable had the employee remained employed by SEEC and shall continue to provide to the employee during such specified period, at no cost to the employee, the benefits the employee was receiving on the day prior to the date of the Change in Control, or benefits substantially similar thereto. The specified period is twelve months for Mr. Koka and nine months for Messrs. Godfrey and Goldbach.

     The employment agreement with Mr. Gart is essentially the same as those described above, except that for a twelve-month period following the termination or resignation date, or until the starting date of Mr. Gart's employment or consulting arrangement with a new company, SEEC shall continue to pay Mr. Gart at an annualized rate of 50% of total target compensation, or at an annualized rate of 75% of total target compensation in the event of a Change in Control. Total target compensation consists of base salary, commissions and bonus.

COMPENSATION OF DIRECTORS

     SEEC compensates its non-employee directors $2,000 per Board meeting attended in person and $1,000 per Board meeting attended by telephone. Directors who are employees do not receive any compensation for services performed in their capacity as directors. SEEC reimburses each director for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any of its committees.

     In connection with their agreeing to serve on the Board of Directors, on September 30, 1996, SEEC granted to each of Radha R. Basu and Abraham Ostrovsky ten-year options to purchase 4,526 shares of Common Stock at $3.62 per share. The options vest 50% each on the first and second anniversaries of their commencement of service as directors. On August 8, 1997, SEEC granted to each of Radha R. Basu, Abraham Ostrovsky and Stanley Young, the Company's non-employee directors, ten year options to purchase 15,000 shares of Common Stock at $20.75 per share. The options vest ratably over a three-year period following the date of grant.

                      REPORT OF THE COMPENSATION COMMITTEE
INTRODUCTION

     The Compensation Committee (the "Committee") determines compensation levels for the Company's executive officers. Below is a report submitted by Dr. Reddy and Ms. Basu, the members of the Committee, addressing the Company's compensation policies for fiscal year 1998 as they impacted the executive officers of the Company, including Ravindra Koka, President and Chief Executive Officer; John D. Godfrey, Vice President--Professional Services, Secretary and Director; Richard J. Goldbach, Treasurer and Chief Financial Officer; and Allen
D. Gart, Vice President--International Sales.

GENERAL COMPENSATION PHILOSOPHY

     The Company's compensation philosophy is that a significant portion of an executive's income should be based upon financial performance of the Company. In addition, compensation should reflect not only short-term performance but should also provide long-term incentives designed to tie the executive's economic return to the return of the Company's shareholders.

     The Committee believes that the annual remuneration for executive officers should be set so that a large percentage of total cash compensation is at risk under the incentive programs. For fiscal year 1998, the Committee made its compensation decisions based on a review of the Company's fiscal year 1997 performance and on the Company's budget and other projections for fiscal year 1998. Executive officer incentive compensation was tied to Company-wide achievement of financial goals.

COMPONENTS OF COMPENSATION

     The components of compensation for the Company's executive officers, which are designed to reflect the compensation philosophy, are addressed below:

          (a) Salary. The Committee established salaries for the executive officers based upon recommendations by Mr. Koka and consideration of various subjective factors such as the responsibilities, positions and qualifications of the executives, the Company's financial position and operating results, and salaries paid to executives in comparable companies. No formal surveys or analyses of comparable companies' compensation practices were undertaken. However, the Committee did rely on their collective experience and knowledge of compensation practices in determining the salary levels for the executives. For fiscal year 1998, Mr. Gart's salary was established by the terms of his employment agreement. The salaries for Messrs. Koka, Godfrey and Goldbach were established at designated levels at the beginning of fiscal year 1998, with a provision that the salaries would be adjusted upward and retroactively, contingent upon the Company's attainment of a cumulative revenue goal set by the Committee. That revenue goal was reached during fiscal year 1998; consequently, the executives' base and cumulative salaries were adjusted.

          (b) Short-Term Incentive Compensation/Bonus Pool. For fiscal year 1998, the Company's executive management bonus plan was designed to provide short-term incentive bonuses for the achievement of specified performance goals. The Committee established that payment of any bonuses was contingent upon the Company's attainment of its target financial goals for revenues and pre-tax, pre-bonus earnings. In addition, individual performance goals were incorporated into the calculation of certain bonuses. For performance above the Company's targeted financial goals, additional bonuses would be paid, except for Mr. Gart, whose bonus had a pre-determined maximum. Consistent with the Committee's compensation philosophy of tying a large percentage of total compensation to performance, the target bonuses for Messrs. Koka, Godfrey and Goldbach were established at 32% to 35% of total compensation. For Mr. Gart, target short-term incentive compensation, consisting of commissions and bonus, was set at 56% of total compensation.

     The Company's performance for fiscal year 1998 was above the target financial goals set by the Committee at the beginning of the fiscal year. Incentive bonuses were accrued for fiscal year 1998 for the executive officers, and other incentive compensation was paid or accrued for Mr. Gart, in the amounts set forth in the Summary Compensation Table above.

          (c) Stock Options. The primary purpose of granting stock options is to link the executive officers' financial success to that of the shareholders of the Company. The exercise prices of stock options are determined by the Committee, but may not be less than the fair market value of the Company's Common Stock as of the date of grant. Stock options granted to the executive officers during fiscal year 1998 are listed on the table entitled "Option Grants in Last Fiscal Year".

FISCAL YEAR 1998 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     Reference is made to the discussion above with respect to subjective criteria applicable to fiscal year 1998 compensation for executive officers, including Ravindra Koka, the Company's President and Chief Executive Officer.

     The Committee approved an increase in Mr. Koka's annual salary from $107,800 to $180,000, contingent on the Company's attainment of a cumulative revenue goal. As that revenue goal was attained during fiscal year 1998, Mr. Koka's salary was adjusted retroactively to the beginning of the fiscal year.

     As described above, Mr. Koka's bonus for fiscal year 1998 reflects the Company's above-target performance. The bonus accrued for Mr. Koka was 78% of his base salary, compared to a target bonus of 53% of base salary.

     The Committee approved a grant of 25,000 incentive stock options with an exercise price of $16.25 to Mr. Koka during fiscal year 1998, in recognition of his responsibilities as the Company's CEO and the Company's ability to achieve its financial and other growth objectives. The grant of options to Mr. Koka is designed to promote and reward long-term performance by the Company which the Committee believes will be substantially dependent upon Mr. Koka's leadership.

INTERNAL REVENUE CODE SECTION 162(m)

     The Committee reviewed the potential consequences of Section 162(m) of the Internal Revenue Code with respect to executive compensation. Section 162(m) imposes a limit on tax deductions for annual compensation in excess of $1,000,000 paid to any of the five most highly compensated executive officers. The Company does not anticipate that Section 162(m) will have an adverse effect on the Company in the short-term. In this regard, base salary and bonus levels are expected to remain well below the $1,000,000 limitation in the foreseeable future. Over the longer term, the Committee will continue to examine the effects of this tax provision and will monitor the level of compensation paid to the executive officers in order to ameliorate, to the extent possible, the potential adverse effects of Section 162(m).

          DR. RAJ REDDY                                  RADHA R. BASU

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's directors, officers, and persons who are directly or indirectly the beneficial owners of more than 10% of the Common Stock of the Company are required to file with the Securities and Exchange Commission (the "Commission"), within specified monthly and annual due dates, a statement of their initial beneficial ownership and all subsequent changes in ownership of Common Stock. Rules of the Commission require such persons to furnish the Company with copies of all Section 16(a) forms they file.

     All Forms 3, 4 and 5 have been filed within the guidelines of the Commission during fiscal year 1998, with the exception of Form 4 filed for Allen
D. Gart, for the purchase and subsequent sale of 500 shares of common stock in April 1997 and May 1997, respectively. Mr. Gart's Form 4 was filed with the Commission in August 1997. In making this disclosure, the Company has relied solely on copies of the reports that its directors and officers have filed with the Commission.

                               PERFORMANCE GRAPH

     The following graph shows the cumulative total shareholder return on the Common Stock from January 22, 1997 (the first day of trading of the Company's Common Stock upon its initial public offering) through March 31, 1998, as compared to the returns of the Nasdaq National Market Composite Index and the Nasdaq Computer and Data Processing Services Stock Index. The graph assumes that $100 was invested in the Common Stock on January 22, 1997, and in the Nasdaq National Market Composite Index and the Nasdaq Computer and Data Processing Services Stock Index and assumes reinvestment of dividends.

                                                                                           Nasdaq
                                                                         Nasdaq           Computer
                                                                        National          and Data
                                                                         Market          Processing
               Measurement Period                                      Composite          Services
             (Fiscal Year Covered)                   SEEC, Inc.          Index          Stock Index
Jan. 22, 1997                                               100.00            100.00            100.00
Mar. 31, 1997                                               112.10             87.90             84.10
Mar. 31, 1998                                               186.20            133.40            147.10

                              CERTAIN TRANSACTIONS

     The following is a summary of certain transactions to which SEEC was or is a party and in which certain executive officers, directors or shareholders of SEEC had or have a direct or indirect material interest, all of which were made on terms no less favorable to the Company than those available from unaffiliated parties.

ERA RELATIONSHIP

     SEEC has certain relationships and has engaged in certain transactions with ERA, an Indian software development company. Ravindra Koka, the President and C.E.O., a director and a principal shareholder of SEEC, owns approximately 14% and Shankar Krish, an employee of SEEC, owns approximately 8% of the outstanding capital stock of ERA. Mr. Koka and Mr. Krish are also directors of ERA. Until February 27, 1998, SEEC had owned approximately 5% of the outstanding capital stock of ERA. In addition, ERA owns 226,305 shares of Common Stock of SEEC.

     Since SEEC's inception in 1988, ERA had provided certain research and development services to SEEC. SEEC's initial development of its COBOL maintenance products was funded in part by a grant from the Industrial Credit and Investment Corporation of India, Ltd. ("ICICI") pursuant to a Cooperation and Project Financing Agreement among ICICI, SEEC and ERA. The Cooperation and Project Financing Agreement provided that SEEC and ERA would each have an ownership interest in all products developed with funds provided thereunder.

     In March 1996, SEEC and ERA entered into the Product Purchase Agreement, pursuant to which ERA transferred to SEEC its 35% ownership interest in jointly-owned products and technologies, including COBOL Analyst, COBOL Slicer, Object Designer, Date Analyzer and related derivative and add-on products, all products developed pursuant to the Cooperation and Project Financing Agreement. In consideration of ERA's transfer of its ownership interest in the products and technology, SEEC issued 226,305 shares of Common Stock to ERA. The transaction was assigned a nominal value of $2,263 (the par value of the shares issued). The assigned value reflected the predecessor basis of ERA in the products, consistent with the Company's accounting policy of expensing all research and development costs.

     ERA had also agreed to assist SEEC in developing new products and technologies. Pursuant to the Product Purchase Agreement, ERA had the non-exclusive right to perform design and development work with respect to SEEC's products pursuant to specified development schedules. In addition, ERA had agreed to maintain in India the necessary infrastructure and personnel to support such design and development work, to transfer to SEEC the necessary manpower for product support, and to maintain a team of personnel in India for maintenance of SEEC's products.

     In consideration of ERA's developmental obligations under the Product Purchase Agreement, SEEC agreed to pay ERA certain research and development fees. Through December 31, 1996, SEEC was obligated to pay ERA a research and development fee equal to 10% of its gross receipts from the products so developed by ERA prior to the date of the Product Purchase Agreement, but not less than $12,000 per quarter, and thereafter on mutually agreed terms. SEEC also agreed to pay to ICICI on behalf of ERA 5% of its gross receipts from products and services derived from COBOL reengineering, and from all database reengineering and reverse engineering products and services. This obligation to pay ICICI on behalf of ERA was paid in full in fiscal 1998. In addition, during the first three years of the Product Purchase Agreement, SEEC had agreed to pay ERA a maintenance fee at a flat rate of $5,000 per month, and, in the next three years, $6,000 per month as long as the Product Purchase Agreement remained in effect. Effective January 1, 1997, the Company and ERA agreed to amend the Product Purchase Agreement to eliminate the research and development fee (royalty) and the monthly maintenance fee described above. Concurrently, the Company and ERA agreed to a schedule of research and development projects to be performed by ERA at specified rates, for the benefit of the Company. Also effective January 1, 1997 SEEC and ERA each had the right to terminate the Product Purchase Agreement upon certain events of default, upon the change of control of the other party or upon 12 months notice. During fiscal 1998, the Company paid to ERA sales support and maintenance support fees related to certain U.S. sales where ERA was instrumental in effecting the sale and for which ERA was expected to provide ongoing maintenance support to the customer. SEEC incurred a total of $373,000, $166,000 and $79,000 in royalties and fees due to ERA during fiscal 1998, 1997 and 1996.

     Pursuant to the Product Purchase Agreement, upon a change of control of ERA, SEEC had the right to repurchase some or all of the shares of Common Stock owned by ERA. SEEC also had the right to purchase ERA's research and development facilities upon the occurrence of certain events including a change of control of ERA, a termination of the Product Purchase Agreement by ERA upon 12 months notice, certain defaults by ERA, or an initial public offering by ERA. In the event SEEC did not purchase ERA's facilities, ERA had agreed to maintain those facilities at a minimum of the same size and quality as prior to the change of control. In the event of a change of control of SEEC, ERA had the right to request a renegotiation of any or all of the research and development provisions of the Product Purchase Agreement.

     Pursuant to a Marketing Agreement dated March 1, 1996, SEEC granted ERA the non-exclusive right to distribute SEEC's products in India only. Under such agreement, ERA paid SEEC a royalty of 50% (40% during the first six months of the agreement) of SEEC's suggested international list price for all products distributed by ERA. During fiscal 1998, 1997 and 1996, ERA paid $300,000, $206,000 and $11,500 respectively, in royalties to SEEC. The agreement was for a term of three years. SEEC could terminate the agreement (i) for cause; (ii) at any time after the first 12 months by paying ERA an amount equal to 150% of ERA's gross revenues for the previous 12 months from sales of SEEC's products;
(iii) at any time after the first 18 months upon failure of the parties to agree upon minimum sales by ERA or upon a business plan for ERA's marketing of the products; or (iv) upon failure of ERA to achieve the agreed upon minimum sales of SEEC's products.

     SEEC, ERA and certain of the shareholders of SEEC had entered into a Shareholders Agreement dated March 31, 1996. The agreement prohibited ERA from transferring any of its shares of Common Stock without the prior written consent of SEEC. Further, SEEC and the other parties to the Agreement had the right to purchase the shares of Common Stock held by ERA in the event ERA wished to sell such shares. The Shareholders Agreement terminated upon the consummation of SEEC's initial public offering.

     On February 27, 1998, SEEC and ERA entered into an agreement whereby ERA transferred its distribution rights for SEEC products, plus certain fixed assets and 30 ERA employees engaged in SEEC-related research and development, sales and administration, to SEEC for consideration of approximately $1,047,000. The acquisition was effective at the close of business on February 28, 1998, at which time the Product Purchase Agreement and Marketing Agreement were terminated, and SEEC assumed control and responsibility for product distribution and development efforts. Final closing of the acquisition is scheduled to take place during the Company's first quarter of fiscal 1999. At closing, the purchase price consisting of approximately $1,042,000 in cash will be remitted to ERA. As further consideration for the acquisition, SEEC also agreed to relinquish its approximate 5% ownership in ERA. This consideration is valued at $5,000, the amount of SEEC's original investment in ERA, previously reflected in the Company's financial statements. SEEC Technologies Asia Private Limited ("SEEC Asia") was formed as a wholly-owned subsidiary of SEEC to effect the acquisition and to hold and manage the acquired rights, certain assets and SEEC-related product development projects.

     Transactions between SEEC and its officers, directors and principal shareholders and their affiliates, including the acquisition transaction between SEEC and ERA, have been or will be approved by a majority of the Board of Directors, including a majority of the disinterested directors, and are or will be on terms no less favorable to SEEC than could be obtained from unaffiliated third parties.

STOCK PURCHASES

     In March 1996, Dr. Reddy, Chairman of the Board of SEEC, and Mr. Koka and Mr. Godfrey, each an officer and director of SEEC, purchased from SEEC 33,945, 34,643 and 22,886 shares of Common Stock, respectively, at a price of $0.02 per share, pursuant to the exercise of warrants issued to them in April 1993.

     In July 1996, Dr. Reddy purchased from SEEC 30,184 shares of Common Stock at a price of $3.31 per share by converting $75,000 in advances, plus accrued interest, made by Dr. Reddy to SEEC from August 1990 to September 1992. The advances were deemed to have accrued interest at a rate of 7% per annum.

     In July 1996, Mr. Koka and Mr. Godfrey purchased from SEEC 31,909 and 20,918 shares of Common Stock, respectively, at a price of $3.31 per share. Mr. Koka and Mr. Godfrey paid for their shares by converting demand notes issued to them by SEEC in March 1992 to evidence deferred salaries owed to them. The demand notes bore interest at a rate of 7% per annum and were in the respective principal amounts of $76,541 and $50,565.

     In July 1996, Stanley Young, a director of SEEC, purchased from SEEC 30,571 shares of Common Stock at a price of $3.31 per share by converting two demand notes issued to him by SEEC in August 1990 and June 1991 in connection with two $25,000 loans by Mr. Young to SEEC, and by converting the principal and accrued interest of a $25,000 10% Subordinated Note purchased by Mr. Young in September 1992.

     In July 1996, Amar Foundation, a shareholder of SEEC, purchased from SEEC 38,888 shares of Common Stock at a price of $3.31 per share by converting a demand note issued by SEEC in June 1991 in connection with a $95,000 loan by Amar Foundation to SEEC. The note bore interest at a rate of 7% per annum.

     In July 1996, Abraham Ostrovsky, who became director of SEEC in January 1997, purchased from SEEC 2,660 shares of Common Stock at a price of $3.31 per share by converting a $6,250 10% Subordinated Note purchased by Mr. Ostrovsky in April 1992.

     In September 1996, Radha R. Basu, a director of the Company, purchased 4,139 shares of Common Stock at a price of $3.62 per share.

     In September 1996, Shyamala Reddy and Geetha Reddy, each of whom is a daughter of Dr. Reddy, purchased 32,588 and 10,862 shares of Common Stock, respectively, at a price of $3.62 per share.

     In March 1997, Stanley Young and Abraham Ostrovsky purchased from SEEC 33,945 and 2,828 shares of Common Stock, respectively, at a price of $.02 per share, by exercising warrants issued in connection with the demand notes and Subordinated Notes described above for Messrs. Young and Ostrovsky.

     In December 1997, Amar Foundation purchased from SEEC 42,998 shares of Common Stock at a price of $.02 per share, pursuant to the exercise of a warrant issued in connection with the demand note described above for Amar Foundation.

REGISTRATION RIGHTS

     SEEC has entered into a Registration Rights Agreement, dated as of August 15, 1996 (the "Registration Rights Agreement"), with certain holders of its Common Stock. The Registration Rights Agreement provides that each of the parties will have the right to demand registration of some or all of their shares under the Securities Act of 1933 (the Securities Act) in connection with the offering thereof on a firm commitment underwritten basis, subject to the demand being made by the holders of at least a majority of the securities registerable thereunder. The aggregate number of shares of Common Stock outstanding as to which such demand registration rights may be exercised is estimated to be approximately 400,000. The Registration Rights Agreement also provides that each of the parties has the right, whenever SEEC proposes to register any of its securities, to require that SEEC include in such registration some or all of each of the parties' shares.

     SEEC also granted certain registration rights to H.C. Wainwright, Inc. and Cruttenden Roth Incorporated in connection with the warrants issued to them in connection with the Company's initial public offering in January 1997.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of SEEC's Common Stock as of June 15, 1998 by each person known by SEEC to be the beneficial owner of more than 5% of the outstanding Common Stock of SEEC on such date, by (i) each director of SEEC, (ii) certain executive officers of SEEC, and (iii) all directors and executive officers of SEEC as a group.

                                                              SHARES OWNED BENEFICIALLY(1)
                                                              -----------------------------
                  NAME OF BENEFICIAL OWNER                      NUMBER          PERCENT(2)
                  ------------------------                      ------          ----------
Ravindra Koka...............................................     499,594(3)         8.2%
Raj Reddy...................................................     491,741(4)         8.1%
Crestone Capital Management.................................     389,235(5)         6.4%
John D. Godfrey.............................................     218,735(6)           *
Stanley A. Young............................................      59,516(7)           *
Glen F. Chatfield...........................................      50,348(8)           *
Richard J. Goldbach.........................................      17,081(9)           *
Allen D. Gart...............................................      15,000(10)          *
Abraham Ostrovsky...........................................      12,751(11)          *
Radha R. Basu...............................................      11,402(12)          *
All directors and executive officers as a group
  (9 persons)...............................................   1,376,168(13)       22.4%

---------------

  * Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of Common Stock subject to options or warrants exercisable within 60 days of June 15, 1998 are deemed outstanding for computing the percentage beneficially owned by the person or group holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person. Except as noted, each shareholder has sole voting power and sole investment power with respect to all shares beneficially owned by such shareholder.

 (2) Based upon 6,076,546 shares outstanding as of the Record Date.

 (3) Includes 5,431 shares issuable upon the exercise of outstanding options and 141,949 shares of Common Stock owned by Ravindra Koka Retained Annuity Trust of which Mr. Koka is trustee. Does not include 226,305 shares of Common Stock owned by ERA, of which Mr. Koka is a director and shareholder, with respect to which Mr. Koka disclaims any beneficial interest. Mr. Koka's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

 (4) Dr. Reddy's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

 (5) Based on information as of March 31, 1998 contained in a Schedule 13F filed by Crestone Capital Management with the Securities and Exchange Commission. Crestone Capital Management's address is 7720 East Belleview Avenue, Suite 220, Englewood, Colorado, 80111.

 (6) Includes 4,888 shares issuable upon the exercise of outstanding options and 1,000 shares owned by Mr. Godfrey's spouse. Mr. Godfrey's address is in care of SEEC, Inc., Park West One, Cliff Mine Road, Suite 200, Pittsburgh, PA 15275.

 (7) Includes 5,000 shares issuable upon the exercise of outstanding options. Mr. Young's address is in care of Young Management Group, Inc., 24 New England Executive Park, Burlington, Massachusetts 01803.

 (8) Mr. Chatfield's address is in care of Optimum Power Technology, 3117 Washington Pike, Bridgeville, PA 15017.

 (9) Includes 13,578 shares issuable upon the exercise of outstanding options. Mr. Goldbach's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

(10) Represents 15,000 shares issuable upon the exercise of outstanding options. Mr. Gart's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

(11) Includes 7,263 shares issuable upon the exercise of outstanding options. Mr. Ostrovsky's address is 24115 Hillview Road, Los Altos, CA 94024.

(12) Includes 7,263 shares issuable upon the exercise of outstanding options. Ms. Basu's address is in care of Hewlett Packard Company, International Software Operation, 19410 Homestead Road, Mail Stop 43-UR, Cupertino, California 95014-0691.

(13) Includes 58,423 shares issuable upon exercise of outstanding options.

          ADOPTION OF THE SEEC, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN

     The 1998 Employee Stock Purchase Plan (the "Plan") was adopted by the Company's Board of Directors on June 17, 1998. The Directors hold to the view that ownership of Company Common Stock by the Company's employee team fosters increased awareness of and commitment to corporate-wide goals and objectives. A principal goal of the Plan is to broaden beyond upper management the base of employees who have an ownership interest in Company shares; consequently, the Plan is deliberately structured to attract investment from all levels of the Company and it contains limitations on participation by the Company's employees who own a significant amount of stock. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF ADOPTION OF THE PLAN.

     The principal features of the Plan are summarized below. The summary is qualified in its entirety by the full text of the Plan, which is set forth as Exhibit A to this Proxy Statement.

GENERAL

     The purpose of the Plan is to promote the continued success of the Company by encouraging eligible employees of the Company and its subsidiaries to purchase shares of Common Stock of the Company and by facilitating those purchases through periodic sales of Company shares directly to employees, financed by payroll deductions or by other cash payments.

     The aggregate number of shares which may be issued and sold under the Plan is 300,000 shares of Common Stock, subject to proportionate adjustment in the event of stock splits and similar events.

     There will be no charges or credits to the Company's reported earnings in connection with the issuance and sale of shares under the Plan.

ADMINISTRATION

     The Plan is administered by the Compensation Committee of the Board of Directors, (the "Committee") which is authorized to interpret the Plan and to prescribe rules, regulations and procedures governing its operation.

ELIGIBILITY OF EMPLOYEES

     All employees of the Company and of any subsidiary designated by the Committee are eligible to participate in the Plan. As of March 31, 1998, an estimated 107 employees were eligible for participation.

     No employee will be eligible to participate in the Plan during a Purchase Period (as described below) if the employee owns shares which, when added to the maximum number of shares the employee may purchase under the Plan and any outstanding stock options, would exceed 5% of the voting power or value of the Company's outstanding Common Stock.

PURCHASE PERIODS AND PAYROLL DEDUCTIONS

     The Plan will be implemented by sequential Offering Periods of approximately 24 months duration, and each Offering Period will contain four Purchase Periods of approximately six months duration. The first Offering Period will extend from the effective date of the Plan to August 31, 2000. Subsequent Offering Periods will commence on the first day of February and August of each year, commencing February 1, 1999, and end on the last day of the second January and July, respectively, occurring thereafter. The first Purchase Period will commence on the effective date of the Plan and end on January 31, 1999. Subsequent Purchase Periods will begin on or about each February 1 and August 1 and will end on or about each July 31 and January 31, respectively. The Committee may establish a different duration for one or more future Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding 27 months.

     Eligible employees may participate in the Plan during any Period by filing a payroll deduction authorization form by the enrollment deadline established for that period. Participants may authorize payroll deductions of between 1% and 10%, in whole percentages, of compensation (including base wages or salary, commissions, overtime, bonuses, annual awards, incentive payments and all other compensation paid in cash) for each pay period ending during the Offering Period. The deduction will be credited to a stock purchase account to be applied at the end of each Purchase Period in the Offering Period to the purchase of Common Stock. No interest on payroll deductions will be credited to participating employees' stock purchase accounts.

     At any time a Participant may withdraw all or any portion of the payroll deductions credited to his or her Plan account and not previously applied toward the purchase of Common Stock. A Participant who withdraws the entire balance credited to his or her Plan account shall be deemed to have withdrawn from the Plan.

     In addition, at any time and from time to time the Committee may designate an offering period during which employees will be entitled to purchase shares of Common Stock for cash.

PURCHASE OF COMMON STOCK

     The purchase price of shares of Common Stock purchased under the Plan by payroll deduction will be the lower of (a) 85% of the fair market value of the Common Stock as of the first day of any 24 month offering period or (b) 85% of the fair market value of the Common Stock as of the last day of the Purchase Period. In the case of cash purchases, the purchase price will be the lower of
(a) 85% of the fair market value of the Common Stock as of the first day of any offering period established by the Committee or (b) 85% of the fair market value of the Common Stock as of the purchase date. Fair market value will generally be interpreted as the mean between the publicly reported bid and ask prices per share of the Common Stock for the date for which the fair market value is to be determined.

     Effective as of the closing day of a Purchase Period, the balance in each participating employee's stock purchase account will automatically be applied to the purchase of a number of whole shares of Common Stock equal to the balance in the account divided by the purchase price. As soon as practicable after the end of the Purchase Period, employees will receive certificates for the number of whole shares purchased. Unless otherwise requested by the employee, any remaining account balance will be retained for the following Purchase Period.

CALENDAR YEAR PURCHASE LIMITATION

     The maximum number of shares which may be purchased by any employee in a calendar year is equal to the quantity determined by dividing $25,000 by the Fair Market Value of a share of Common Stock as of the first day of an Offering Period.

TERMINATION OF EMPLOYMENT

     Participation in the Plan will conclude as of the date of an employee's termination of employment, whether by death, retirement, disability or other cause. Should termination of employment occur on or before the last day of a Purchase Period, payroll deductions will cease, no shares will be purchased and the balance in the employee's stock purchase account will be refunded as soon as practicable. In the event that death is the cause of termination, the refund will be made to the employee's legal representative.

AMENDMENT AND TERMINATION

     The Board of Directors may amend or terminate the Plan at any time. Without shareholder approval, however, no amendment may increase the total number of shares which may be issued and sold under the Plan.

     Unless previously terminated by the Board, the Plan will terminate on the last day of the Purchase Period that participating employees become entitled to purchase a number of shares equal to or greater than those remaining available for purchase under the Plan.

     If on the last day of a Purchase Period the number of shares eligible for purchases by employees is greater than the number of shares remaining available, the Committee will allocate the available shares among the participating employees in such manner as it deems fair and which complies with the requirements of Section 423 of the Internal Revenue Code. If during a Purchase Period it appears that, at the end of the Purchase Period, the shares eligible for purchase through authorized payroll deductions may exceed the shares remaining available, the Committee may reduce the payroll deductions authorized by participating employees. Following any termination of the Plan, any balances in employees' stock purchase accounts not applied to the purchase of shares will be refunded.

FEDERAL INCOME TAX

     The principal Federal income tax consequences of participation in the Plan can be summarized as follows:

     Under Federal income tax law, participants in the Plan are viewed as having been granted a stock option on the first day of the Purchase Period and as having exercised the stock option by the automatic purchase of shares on the last day of the Purchase Period. A participant, therefore, will not recognize taxable income either at the time of grant of the option or on the date the shares are purchased. Instead, a participant will generally recognize taxable income only upon disposition of the Common Stock acquired under the Plan or upon death.

     The Company will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disqualifying disposition. In all other cases, no deduction with respect to options granted or shares of Common Stock issued under the Plan is allowed for the Company or one of its subsidiaries.

                             SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next Annual Meeting of Shareholders by submitting such proposals to the Company in a timely manner. In order to be so included for the 1999 Annual Meeting, shareholder proposals must be received by the Company no later than February 28, 1999 and must otherwise comply with the requirements of Rule 14a-8.

                                    AUDITORS

     The Company engaged BDO Seidman, LLP, independent certified public accountants, as auditors for the fiscal year ended March 31, 1998. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting, and will have the opportunity to make a statement and respond to appropriate questions.

                                   FORM 10-K

     Shareholders may obtain a copy (without exhibits) of the Company's annual report on Form 10-K for the year ended March 31, 1998 as filed with the Securities and Exchange Commission without any charge by writing to: Investor Relations, SEEC, Inc. Park West One, Suite 200, Pittsburgh, Pennsylvania 15275.

                             ADDITIONAL INFORMATION

     The Company knows of no other matters which will be presented to shareholders for action at the Annual Meeting. However, if other matters are presented which are proper subjects for action by shareholders, it is the intention of those named in the accompanying Proxy to vote such Proxy in accordance with their judgment upon such matters.

                                          By order of the Board of Directors,

                                          JOHN D. GODFREY
                                          Vice President and Secretary

                                                                       EXHIBIT A

                                   SEEC, INC.

                       1998 EMPLOYEE STOCK PURCHASE PLAN

1.  ESTABLISHMENT, PURPOSE AND TERM OF PLAN

     1.1 ESTABLISHMENT AND EFFECTIVE DATE. The SEEC, Inc. 1998 Employee Stock Purchase Plan (the "Plan") is hereby established effective as of the date the Plan is approved by the Board (the "Effective Date") subject to approval by the holders of a majority of the shares of Common Stock of the Company at an annual or special meeting of the shareholders held on or before the first anniversary of the Effective Date, and no Purchase Rights granted hereunder shall be exercisable prior to such approval. If the Plan is not so approved, the Plan shall not become effective.

     1.2 PURPOSE. The purpose of the Plan is to advance the interests of Company and its shareholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

     1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.

     1.4 STRUCTURE OF PLAN. The Plan is structured to permit Eligible Employees to purchase Stock at a discount from its fair market value (a) by way of periodic purchases from payroll deductions and (b) by way of periodic offerings of Stock for cash that may be made to Eligible Employees from time to time.

2.  DEFINITIONS AND CONSTRUCTION

     2.1 DEFINITIONS. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

     (a)   "Board" means the Board of Directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

     (c)   "Committee" means the Compensation Committee of the Board.

     (d) "Company" means SEEC, Inc., a Pennsylvania corporation, or any successor corporation thereto, and its subsidiaries.

     (e) "Compensation" means, with respect to any Offering Period, base wages or salary, commissions, overtime, bonuses, annual awards, other incentive payments, and all other compensation paid in cash during such Offering Period before deduction for any contributions to any plan maintained by a Participating Company and described in Section 401(k) or Section 125 of the Code. Compensation shall not include reimbursements of expenses, allowances, long-term disability, workers compensation, fringe benefits or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan, or any other compensation not included above.

     (f)   "Designated Offerings" has the meaning specified in Section 11.1.

     (g)   "Designated Purchase Periods" has the meaning specified in Section
11.1.

                              PROXY -- SEEC, INC.

                 ANNUAL MEETING OF SHAREHOLDERS AUGUST 6, 1998

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints, RAJ REDDY and RAVINDRA KOKA, and each with full power to act without the other, as proxies, with full power of substitution, for and in the name of the undersigned to vote and act with respect to all shares of common stock of SEEC, Inc. (the "Company") standing in the name of the undersigned on June 15, 1998, or with respect to which the undersigned is entitled to vote and act, at the Annual Meeting of Shareholders of the Company to be held August 6, 1998 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, and particularly, but without limiting the generality of the foregoing:


                                                                 --------------
                                                                   SEE REVERSE
                                                                      SIDE
                                                                 --------------


                         (TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                                   SEEC, INC.

                                 AUGUST 6, 1998

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

         PLEASE MARK YOUR
A [ X ]  VOTES AS IN THIS
         EXAMPLE



                    FOR     WITHHELD                                                                       FOR    AGAINST    ABSTAIN
 1. Election of    [   ]     [   ]         NOMINEES:                  2.  Approve the SEEC, Inc.          [   ]    [   ]      [   ]
    Directors                                Radha R. Basu                1998 Employee Stock
                                             John D. Godfrey              Purchase Plan

                                                                      3.  To vote in their discretion     [   ]    [   ]      [   ]
 For, except vote withheld from the following nominee(s):                 upon such other matters as
                                                                          may properly come before the
 -----------------------------------------------------                    meeting or any adjournment
                                                                          thereof.

                                                                      SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, THIS PROXY
                                                                      WILL BE VOTED FOR ITEMS 1, 2 AND 3 IF NO CHOICE IS SPECIFIED.

                                                                        The undersigned hereby revokes all proxies heretofore given by the undersigned to vote or act at said meeting, and hereby ratifies and confirms all that said proxies, or their
                                                                      substitutes, or any of them, may lawfully do by virtue
                                                                      hereof. Receipt is hereby acknowledged of the notice of
                                                                      annual meeting and proxy statement of the Company, dated
                                                                      June 1, 1998.

                                                                      PLEASE DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE
                                                                      ENCLOSED ENVELOPE.

SIGNATURE(S)__________________________________________  DATE______________, 1998
NOTE: Please sign exactly as your name appears hereon. When signing as Attorney, Executor, Administrator, Trustee, etc. or as Officer of a Corporation, please give your full title as such. For joint accounts, each joint owner should sign.